MSA GEO	% of Total Bal	# of Loans	Loan Bal	Avg Loan Bal	WA SS CLTV	% with 2nd	WA FICO	% Owner Occ	% FIXED
California	31.99	794	238,724,670.64	300,660.79	87.81	3.02	639	88.26	8.92
Pacific (AK, HI, OR, WA)	4.84	184	36,141,647.18	196,422.00	87.19	3.66	629	84.36	24.65
Mountain (AZ, CO, ID, MT, NM, NV, UT, WY)	10.53	444	78,545,903.14	176,905.19	87.48	3.17	622	84	14.91
W. North Central (IA, KS, MN, MO, ND, SD, NE)	3.41	197	25,422,300.73	129,047.21	89.47	2.48	608	94.4	15.06
W. South Central (AR, LA, OK, TX)	5.73	412	42,758,114.04	103,781.83	88.14	1.39	616	92.87	40.73
E. North Central (IL, IN, MI, OH, WI)	7.64	461	57,017,574.08	123,682.37	88.41	1.88	611	87.57	16.07
E. South Central (AL, KY, MS, TN)	2.03	145	15,165,209.29	104,587.65	91.57	2.01	606	91.54	21.44
New England (CT, MA ,ME, NH, RI, VT)	5.54	199	41,312,862.16	207,602.32	85.78	1.86	621	92.6	15.05
Middle Atlantic (NJ, NY, PA)	9.47	345	70,676,381.02	204,859.08	84.86	2.58	623	94.4	27.51
South Atlantic ( DC, DE, FL, GA, MD, NC, SC, VA, WV)	18.83	790	140,506,666.76	177,856.54	87.09	2.36	619	87.17	18.65

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